Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CRIMSON EXPLORATION INC.

i

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED BYLAWS (“BYLAWS”)

OF

CRIMSON EXPLORATION INC.

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of stockholders of the Corporation may be called at any time by the Board of Directors. Any special meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors shall designate. The Board of Directors may determine that any special meeting of stockholders shall not be held at any special place, but shall instead be held solely by means of remote communication. At a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

SECTION 3. Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder’s address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall state the place, date and hour of the meeting or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Quorum. At any meeting of stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a different number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the chairman of the meeting may adjourn such meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are publicly announced or disclosed. At the adjourned meeting the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting.

The Board of Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by notice to the stockholders prior to the time scheduled for the meeting.

SECTION 6. Organization. The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board, the members of the Board of Directors who are present shall elect a chairman of the meeting.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

SECTION 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of the stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise provided by law or by the Certificate of Incorporation, whenever any corporate action, other than the election of directors, is to be taken at a meeting of stockholders, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon.

Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Voting Procedures and Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.

The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any meeting of holders of any class of stock of the Corporation, or a series thereof, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (which may be a telegram, cablegram or other electronic transmission), setting forth the action so taken, shall be dated and shall be signed by the holders of the outstanding stock of such class, or the relevant series thereof, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be written, signed and dated for the purpose of these Bylaws, a telegram, cablegram or other electronic transmission shall set forth or be delivered with information from which the Corporation can determine (i) that it was transmitted by a stockholder or proxy holder or a person authorized to act for a stockholder or proxy holder, and (ii) the date on which it was transmitted, such date being deemed the date on which the consent was signed. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors shall fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE II

Board of Directors

SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

SECTION 2. Removal, Vacancies and Additional Directors. No director may be removed except for cause by the affirmative vote of the holders of a majority of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such director may be removed and the vacancy filled only by the affirmative vote of the holders of a majority of all outstanding shares of that class of stock voting separately as a class. Except as provided in the Certificate of Incorporation, vacancies caused by any such removal or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by, the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the stockholders, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation or removal.

When one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, or the stockholders shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be sent to every director by mail at least five (5) days, or by telecopy, telegram, cablegram or other electronic transmission or overnight courier at least two (2) days, before the first meeting held in pursuance thereof.

SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the Chief Executive Officer or by any two of the directors then in office.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five (5) days before the meeting or by causing the same to be transmitted by telephone, telecopy, telegram, cablegram or other electronic transmission or overnight courier at least two (2) days before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one director, in no case less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business and a vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be an act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 7. Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, a Chairman shall be elected from among the directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors. In the absence of the Secretary of the Corporation, the Chairman may appoint any person to act as secretary of the meeting.

SECTION 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these Bylaws.

SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

ARTICLE III

Officers

SECTION 1. Officers. The officers of the Corporation may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be directors. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Chief Executive Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and to the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by resolution of the Board of Directors.

SECTION 3. Chief Operating Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have general charge and control of all the operations of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Operating Officer. The Chief Operating Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 4. Chief Financial Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 5. Chairman and Vice Chairmen of the Board. The Board of Directors may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and shall perform all duties incident to the office of Chairman of the Board which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors. The Board of Directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

SECTION 6. The President and Vice Presidents. The Board of Directors may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 7. The Secretary. The Board of Directors may elect a Secretary of the Corporation. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the principal place of business of the Corporation during normal business hours; and whenever required by the Board of Directors or Chief Executive Officer shall render statements of such accounts. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 8. The Treasurer. The Board of Directors may elect a Treasurer of the Corporation who shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times during normal business hours be open to inspection by any director. The Treasurer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall render to the Board of Directors, to the Chief Executive Officer or to the Chief Financial Officer, whenever requested, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and the Treasurer shall have all powers and shall perform all duties incident to the position of Treasurer which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

SECTION 9. Additional Officers. The Board of Directors may from time to time elect such other officers, including a Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

The Board of Directors, the Chief Executive Officer or the Secretary of the Corporation may from time to time delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary of the Corporation; and the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may similarly delegate to the Treasurer, the Controller or any Assistant Treasurer or Assistant Controller any of the powers or duties assigned to the Chief Financial Officer.

SECTION 10. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

SECTION 11. Voting Upon Securities. Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer and any Assistant Controller shall have full power and authority on behalf of the Corporation to give a consent in writing or to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of holders of interests in any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise in which the Corporation may hold an interest, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such interests. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 12. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

Indemnification

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IV, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article IV or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article IV is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise, shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article IV shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Other Persons. This Article IV shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of Covered Persons under this Article IV.

SECTION 7. Amendments. Any repeal or amendment of this Article IV by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article IV, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto) and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

SECTION 8. Certain Definitions. For purposes of this Article IV, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

SECTION 9. Contract Rights. The rights provided to Covered Persons pursuant to this Article IV shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

SECTION 10. Severability. If any provision or provisions of this Article IV shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IV shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IV (including, without limitation, each such portion of this Article IV containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE V

Stock-Seal-Fiscal Year

SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated shares. Certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any such signature may be a facsimile.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article V.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 6. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by the Chairman of the Board, the President or any other officer of the Corporation designated by the Board of Directors.

SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Secretary, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board of Directors from time to time may designate.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Contracts. Except as otherwise provided by law or in these Bylaws or as otherwise directed by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, any Vice Chairman, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the Chief Executive Officer.

ARTICLE VII

Amendments

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors; but these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.